040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	4DMed, Ltd.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Resident Agency National, Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 Par value per share: $ 0.001 Number of shares *without par value:* None
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Hau Wai Cheung (Name) 4650 Wedekind Road, #2 (Street Address) Sparks (City) NV (State) 89431 (Zip Code) 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* Any Lawful Purpose
6. Benefit Corporation: (see instructions)	[ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Hau Wai Cheung (Name) X [signature] (**Incorporator Signature**) 4650 Wedekind Road, #2 (Address) Sparks (City) NV (State) 89431 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X ______ **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** 11/01/2016 (Date)

This form must be accompanied by appropriate fees.